[J&G LETTERHEAD]

May __, 2006

Solera National Bancorp, Inc.
924 West Colfax Avenue, Suite 301
Denver, Colorado 80204

Re:   Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel to Solera National Bancorp, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s registration statement on Form SB-2, as amended (the “Registration Statement”), of (i) 2,400,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Shares”), (ii) warrants to purchase up to 215,000 shares of Common Stock (“Organizer Warrants”) (iii) the Common Stock issuable upon the exercise of the Organizer Warrants, (iv) warrants to purchase up to 480,000 shares of Common Stock (“Investor Warrants”), and (v) the Common Stock issuable upon the exercise of the Investor Warrants.

In this capacity, we have examined (1) the Registration Statement, which is to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, (2) the certificate of incorporation of the Company, (3) the bylaws of the Company, and (4) originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares, the Organizer Warrants, the shares issuable thereunder, the Investor Warrants and the shares issuable thereunder.

In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to various questions of fact material to this opinion letter, and as to the content and form of the certificate of incorporation, bylaws, minutes, records, resolutions and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably appropriate, upon representations and certificates of officers or directors of the Company and upon documents, records and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.

Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that (A) the Shares, Investor Warrants and Organizer Warrants are duly authorized, (B) when the Shares and Investor Warrants are issued and delivered to investors, and the Organizer Warrants are issued and delivered to the organizers, all as described and in exchange for the consideration described in the Registration Statement, the Shares, Investor Warrants and Organizer Warrants will be legally and validly issued, and the Shares will be fully paid and non-assessable, and (C) and assuming that: (i) the shares of Common Stock to be issued pursuant to the Investor Warrants and the Organizer Warrants are issued pursuant to the terms thereof, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who purchase shares through the exercise of Investor Warrants and/or Organizer Warrants, and (iii) the consideration for the shares of Common Stock issued pursuant to the Investor Warrants and Organizer Warrants is actually received by the Company as provided in the Investor Warrants and Organizer Warrants and exceeds the par value of such shares, then the shares of Common Stock issued upon the due and valid exercise of the Investor Warrants and Organizer Warrants will be duly and validly issued, fully paid and nonassessable.

Jenkens & Gilchrist
A PROFESSIONAL CORPORATION

Solera National Bancorp, Inc.
May __, 2006

We have reviewed the laws of the State of Delaware in order to render this opinion. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Delaware.

This firm hereby consents to the filing of this opinion letter as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, this firm does not admit that it comes within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,